                                                                      EXHIBIT 99

[LETTERHEAD OF PSEG]


                                                                   July 22, 2003

                  PSEG ANNOUNCES SECOND-QUARTER 2003 EARNINGS:
                  66 CENTS PER SHARE FROM CONTINUING OPERATIONS

          Solid Energy Portfolio Management at PSEG Power Is Key Driver
 In Producing Earnings Consistent with 2003 Guidance of $3.70 to $3.90 Per Share

          PSEG Issues Initial 2004 Guidance of $3.75 to $3.95 per share


         Public Service Enterprise Group (PSEG) announced today (July 22) that earnings from continuing operations for the second quarter of 2003 were $150 million or 66 cents per share of common stock, based on 227 million average shares outstanding. These results exclude two after-tax, below-the-line items. The first is an extraordinary charge of $18 million or 8 cents per share related to the recent conclusion of Public Service Electric and Gas Company's (PSE&G) electric base rate case. The second item is $2 million or 1 cent per share related to discontinued operations at PSEG Energy Technologies. Including these items, PSEG's reported earnings for the quarter were $130 million or 57 cents per share.

         For the six months through June 30, 2003, PSEG produced earnings from continuing operations of $471 million or $2.09 per share, based on 226 million average shares outstanding. Excluded from these results are a net benefit of $335 million or $1.48 per share related to the adoption of a new accounting standard for fossil and nuclear decommissioning in the first quarter, the effect of the extraordinary charge due to the finalization of the electric base rate case in the second quarter and the reporting of discontinued operations for Energy Technologies for both quarters. Including these items, PSEG's reported earnings for the first half of the year were $806 million or $3.57 per share.

         Attachments to this release provide a summary of 2003 and 2002 results and details of the quarterly and year-to-date results for PSEG's principal subsidiaries -- Public Service Electric and Gas Company (PSE&G), PSEG Power and PSEG Energy Holdings.

         Thomas M. O'Flynn, PSEG's chief financial officer, said that the solid second quarter results -- representing a 10-cents per share improvement over comparable results for the second quarter of 2002, which excluded losses relating to PSEG Energy Holdings' Argentine investments -- were primarily driven by the strength of PSEG Power's energy portfolio management, favorable weather impacts on PSE&G's sales and higher investment income at PSEG Resources.

                                                                     EXHIBIT 99


         O'Flynn said PSEG Power continues to benefit from its ability to optimize its generation assets around the basic generation supply (BGS) contracts offered in New Jersey. "Our ability to combine electric generation, fuel supply, trading and purchased power costs effectively to meet the needs of BGS suppliers is reflected in PSEG's year over year earnings improvement," he said. "Looking ahead, these skills will be especially important during the peak electric demand months of the third quarter."

         Outside New Jersey, PSEG Power continued to benefit from the 2002 acquisition of two generating facilities in Connecticut, O'Flynn added.

         PSE&G had a benefit in the second quarter due to weather. The unusually cold spring resulted in higher gas heating demand in April, partially offset by lower electric cooling demands in June.

         Also in the second quarter, the decision by the New Jersey Board of Public Utilities (BPU) in PSE&G's electric base rate case marked a major final step in the transition process to a deregulated electric market that began in 1999. The extraordinary charge recorded in the second quarter resulted from the disallowance of some previously recognized revenues related to nuclear decommissioning.

         In deciding the rate case, the BPU approved an increase in annual revenues of $159.5 million, effective August 1. "Even with the increase, customer rates will still be slightly below levels before the start of the four-year transition to deregulation," O'Flynn said. "During that four-year period, customers enjoyed rate discounts of up to 14%."

         O'Flynn said there were several positive developments at PSEG Energy Holdings. "Two of PSEG Global's generation projects have been completed -- one in Oman that began operation in May and the other in California that was placed in service this month," he said. "There were also improvements at both generating units in Texas in which Global has investments. And, in Brazil, Global's distribution business received a significant rate increase.

         "In addition, there were improvements in the credit quality and liquidity of several lessees of merchant energy facilities in which PSEG Resources has invested."

         O'Flynn said Holdings' results for the second-quarter were, however, impacted by the timing of an annual payment for PSEG Global's share of the Eagle Point facility. The payment was received in the first quarter this year, compared to the second quarter of last year. The absence of the payment in the second quarter was partially offset by improved performance of the securities in the KKR portfolio in 2003 compared to 2002.

         "PSEG's overall second-quarter results were consistent with our objectives for the first half of the year and keeps us on track to achieve 2003 earnings from continuing operations in the range of $3.70 to $3.90 per share." O'Flynn said. "We anticipate a solid second half of the year, barring unforeseen circumstances."

                                                                     EXHIBIT 99


         O'Flynn said PSEG, anticipating its solid performance will continue into next year, has set initial 2004 earnings guidance at $3.75 to $3.95 per share. While the company is still early in its business planning stages for the next five years, he said its results next year would benefit from, among other factors:

          The effect of PSEG Power's contracts with BGS suppliers to New Jersey's utility customers at higher prices established in an auction conducted by the Board of Public Utilities (BPU). The higher prices will be effective August 1 through next May 31. This will help offset the elimination of the market transition charge (MTC) at the conclusion of the transition period this year.

          A full year's effect of $159.5 million of additional electric distribution revenues from customers of PSE&G, which were approved by the BPU effective August 1.


===============================================================================

                            FORWARD-LOOKING STATEMENT

Readers are cautioned that statements contained in this press release about our and our subsidiaries' future performance, including future revenues, earnings, strategies, prospects and all other statements that are not purely historical, are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance they will be achieved. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the effects of weather; the performance of generating units and transmission systems; the availability and prices for oil, gas, coal, nuclear fuel and electricity; changes in the markets for electricity and other energy-related commodities; changes in the number of participants and the risk profile of such participants in the energy marketing and trading business; the effectiveness of our risk management and internal controls systems; the effects of regulatory decisions and changes in law; changes in competition in the markets we serve; the ability to recover regulatory assets and other potential stranded costs; the outcomes of litigation and regulatory proceedings or inquiries; the timing and success of efforts to develop domestic and international power projects; conditions of the capital markets and equity markets; advances in technology; changes in accounting standards; changes in interest rates and in financial and foreign currency markets generally; the economic and political climate and growth in the areas in which we conduct our activities; and changes in corporate strategies. For further information, please refer to our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission. These documents address in further detail our business, industry issues and other factors that could cause actual results to differ materially from those indicated in this release. In addition, any forward-looking statements included herein represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even if our estimates change, unless otherwise required by applicable securities laws.

===============================================================================

                                                                   Attachment 1

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
                                   (Unaudited)

---------------------------------------------------------------------------------------------------------------------------
                                                                        Quarter Ended                      Six Months
                                                                           June 30,                      Ended June 30,
                                                                     2003             2002            2003            2002
---------------------------------------------------------------------------------------------------------------------------
       Earnings Results (in Millions)

Income from Ongoing Operations
PSE&G                                                                $ 21              $ 7           $ 121            $ 74
PSEG Power                                                            109               83             286             203
PSEG Energy Holdings
    PSEG Global*                                                        7               34              49              52
    PSEG Resources                                                     22               (4)             34              11
    PSEG Energy Holdings                                               (1)              (2)             (2)             (4)
                                                                    -------------------------------------------------------
Total PSEG Energy Holdings*                                            28               28              81              59
                                                                    -------------------------------------------------------
PSEG                                                                   (8)              (2)            (17)             (8)
---------------------------------------------------------------------------------------------------------------------------
Income from Ongoing Operations*                                     $ 150            $ 116           $ 471           $ 328
---------------------------------------------------------------------------------------------------------------------------
Write-down of Argentine Investments, net of tax                         -             (334)              -            (334)
Operating Losses from Argentina, net of tax                             -               (9)              -             (40)
---------------------------------------------------------------------------------------------------------------------------
Income (Loss) from Continuing Operations                            $ 150           $ (227)          $ 471           $ (46)
---------------------------------------------------------------------------------------------------------------------------
Loss from Discontinued Operations, including Loss on Disposal          (2)             (37)            (17)            (38)
Extraordinary Item                                                    (18)               -             (18)              -
Cumulative Effect of a Change in Accounting Principle                   -                -             370            (120)
---------------------------------------------------------------------------------------------------------------------------
PSEG Net Income (Loss)                                              $ 130           $ (264)          $ 806          $ (204)
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
Average Shares Outstanding (in Millions)                              227              207             226             207
---------------------------------------------------------------------------------------------------------------------------

           Per Share Results (Diluted)

Income from Ongoing Operations
PSE&G                                                              $ 0.09           $ 0.03          $ 0.53          $ 0.36
PSEG Power                                                           0.48             0.40            1.27            0.98
PSEG Energy Holdings
    PSEG Global*                                                     0.03             0.17            0.22            0.26
    PSEG Resources                                                   0.10            (0.02)           0.15            0.05
    PSEG Energy Holdings                                            (0.01)           (0.01)          (0.01)          (0.02)
                                                                    -------------------------------------------------------
Total PSEG Energy Holdings*                                          0.12             0.14            0.36            0.29
                                                                    -------------------------------------------------------
PSEG                                                                (0.03)           (0.01)          (0.07)          (0.04)
---------------------------------------------------------------------------------------------------------------------------
Income from Ongoing Operations*                                    $ 0.66           $ 0.56          $ 2.09          $ 1.59
---------------------------------------------------------------------------------------------------------------------------
Write-down of Argentine Investments, net of tax                         -            (1.62)              -           (1.62)
Operating Losses from Argentina, net of tax                             -            (0.04)              -           (0.19)
---------------------------------------------------------------------------------------------------------------------------
Income (Loss) from Continuing Operations                           $ 0.66           $(1.10)         $ 2.09          $(0.22)
---------------------------------------------------------------------------------------------------------------------------
Loss from Discontinued Operations, including Loss on Disposal       (0.01)           (0.18)          (0.08)          (0.19)
Extraordinary Item                                                  (0.08)               -           (0.08)              -
Cumulative Effect of a Change in Accounting Principle                   -                -            1.64           (0.58)
---------------------------------------------------------------------------------------------------------------------------
PSEG Net Income (Loss)                                             $ 0.57           $(1.28)         $ 3.57          $(0.99)
---------------------------------------------------------------------------------------------------------------------------


* 2002 Amounts exclude write-down of and operating losses relating to Argentine Investments totalling $343 million or $1.66 per share and $374 million or $1.81 per share for the quarter and six month periods ended June 30, 2002, respectively.

Note: Income from Ongoing and Continuing Operations include preferred stock dividends relating to PSE&G of $1 million and $2 million, Global of $4 million and $8 million and Resources of $1 million and $3 million for the quarters and six months ended June 30, 2003 and June 30, 2002, respectively.

                                                                   Attachment 2


                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
                Reconciliation of Income from Ongoing Operations
           Quarter Ended June 30, 2003 vs. Quarter Ended June 30, 2002


PSEG Income from Ongoing Operations for the Quarter Ended June 30, 2002:                                   $ 0.56

PSE&G                                                                                                    Better/(Worse)
                                                                                                         --------------
        2nd Quarter 2002                                                                 $ 0.03
        Margins: Weather, $0.01, and Other                                                 0.04
        O&M (primarily pension costs)                                                     (0.01)
        Lower Interest Costs                                                               0.02
        Other                                                                              0.02
        Additional Shares Outstanding                                                     (0.01)
        2nd Quarter 2003                                                                 $ 0.09           $  0.06

PSEG Power
        2nd Quarter 2002                                                                 $ 0.40
        Increased Margins (BGS and Trading, MTC and                                        0.15
                 Connecticut Plants)
        Higher O&M (Connecticut Plants and Outages)                                       (0.06)
        Income on Nuclear Decommissioning Trust Funds                                      0.04
        Additional Shares Outstanding                                                     (0.05)
        2nd Quarter 2003                                                                 $ 0.48           $  0.08

PSEG Energy Holdings
        2nd Quarter 2002                                                                 $ 0.14

        Global
        Eagle Point gain recorded in 1st Quarter in 2003,
                 prior year recorded in 2nd Quarter                     (0.15)
        Other                                                            0.01             (0.14)
                                                                        ------
        Resources
        Improved Performance in KKR Portfolio:
                 2Q 2003 = 0.02; 2Q 2002 = (0.10)                        0.12
        Other                                                            0.02
        Additional Shares Outstanding                                   (0.02)             0.12
        2nd Quarter 2003                                                ------          $  0.12           $ (0.02)

Public Service Enterprise Group
        2nd Quarter 2002                                                                $ (0.01)
        Increase in financing costs                                                       (0.02)
        2nd Quarter 2003                                                                $ (0.03)          $ (0.02)

PSEG Income from Ongoing Operations for the Quarter Ended June 30, 2003:                                  $  0.66


                                                                   Attachment 3



                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
                Reconciliation of Income from Ongoing Operations
        Six Months Ended June 30, 2003 vs. Six Months Ended June 30, 2002



PSEG Income from Ongoing Operations for the Six Months Ended June 30, 2002:                                 $ 1.59

PSE&G                                                                                                   Better/(Worse)
                                                                                                        --------------
        YTD 2002                                                                          $ 0.36
        Improved Margins: Primarily Weather, $0.20                                          0.21
        O&M and Other (primarily pension costs)                                            (0.03)
        Lower Interest Costs                                                                0.02
        Gain on property sales                                                              0.02
        Additional Shares Outstanding                                                      (0.05)
        YTD 2003                                                                          $ 0.53            $ 0.17

PSEG Power
        YTD 2002                                                                          $ 0.98
        Increased Margins (BGSS, BGS and Trading, MTC and                                   0.41
                 Connecticut Plants)
        Higher O&M (Connecticut Plants and Outages)                                        (0.07)
        Income on Nuclear Decommissioning Trust Funds                                       0.07
        Additional Shares Outstanding                                                      (0.12)
        YTD 2003                                                                          $ 1.27            $ 0.29

PSEG Energy Holdings
        YTD 2002                                                                          $ 0.29

        Global
        Lower gains from withdrawal from Eagle Point                    (0.01)
        Other                                                           (0.01)
        Additional Shares Outstanding                                   (0.02)             (0.04)
                                                                        -----
        Resources
        Improved Performance in KKR Portfolio                            0.10
        Other                                                            0.01
        Additional Shares Outstanding                                   (0.01)              0.10
                                                                        -----
        Holdings parent  (miscellaneous)                                                    0.01
        YTD 2003                                                                          $ 0.36            $ 0.07

Public Service Enterprise Group (parent)
        YTD 2002                                                                          $(0.04)
        Increase in financing costs                                                        (0.03)
        YTD 2003                                                                          $(0.07)           $(0.03)

PSEG Income from Ongoing Operations for the Six Months Ended June 30, 2003:                                 $ 2.09

                                                                   Attachment 4


                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
                             CAPITALIZATION SCHEDULE
                                   (Unaudited)


                                                                                        June 30,        December 31,
                                                                                          2003              2002
                                                                                       -----------------------------
                                                                                                 (Millions)
     DEBT
          Commercial Paper and Loans                                                     $ 1,003            $ 625
          Non-Recourse Note Payable                                                           67              137
          Long-Term Debt, including amounts due within one year                            7,623            7,668
          Securitization Debt, including amounts due within one year                       2,293            2,351
          Project Level, Non-Recourse Debt, including amounts due within one year          1,845            1,721
                                                                                       -----------------------------
             Total Debt                                                                   12,831           12,502

     SUBSIDIARIES' PREFERRED SECURITIES                                                    1,400            1,400
                                                                                       -----------------------------
     COMMON STOCKHOLDERS' EQUITY
          Common Stock                                                                     4,100            4,056
          Treasury Stock                                                                    (981)            (981)
          Retained Earnings                                                                2,160            1,601
          Accumulated Other Comprehensive Loss                                              (574)            (689)
                                                                                       -----------------------------
             Total Common Stockholders' Equity                                             4,705            3,987
                                                                                       -----------------------------
             Total Capitalization                                                       $ 18,936         $ 17,889
                                                                                       =============================


The traditional and adjusted debt to capitalization ratio as of June 30, 2003 was 0.68 and 0.59, respectively. PSEG's financial covenants require an adjustment to the traditional debt to capitalization ratio by excluding non-recourse project debt ($1.8 billion) and securitization debt ($2.3 billion) and including capital lease obligations ($51 million) and certain other obligations such as guarantees and letters of credit ($216 million).

                                                                    Attachment 5


                     Public Service Electric and Gas Company
                       Electric and Gas Sales to Customers
                                    June 2003


                                 Electric Sales
                            Millions of Kilowatthours


                                    Three         Change vs              Six          Change vs
                                Months Ended         2002           Months Ended         2002
                                ------------         ----           ------------         ----
Residential                         2,746           -4.1%               5,836            4.0%
Commercial                          5,281           -0.6%              10,656            3.3%
Industrial                          1,678           -2.4%               3,240           -2.1%
Total                                               -1.9%                                2.6%

                            Gas Sold and Transported
                               Millions of Therms


                                    Three         Change vs              Six          Change vs
                                Months Ended         2002           Months Ended         2002
                                ------------         ----           ------------         ----
Residential Sales                    234            26.0%                975            29.0%
Commercial - Firm Sales               96            30.3%                400            30.1%
Industrial - Firm Sales                8            18.9%                 37            18.7%
Gas Transported                      298             9.9%                746            21.8%
Total *                                             17.3%                               22.5%


* Includes interruptible and cogeneration sales